Execution Version
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of January 6, 2023, is among Aspen Insurance Holdings Limited (“Aspen”), the undersigned Subsidiary Borrowers (together with Aspen, each a “Borrower” and collectively the “Borrowers”), the several banks that are parties hereto, and Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement (as defined below).
WHEREAS, the Borrowers, various banks, the Collateral Agent and Barclays Bank PLC, as administrative agent, entered into a Third Amended and Restated Credit Agreement dated as of December 1, 2021 (the “Credit Agreement”); and
WHEREAS, the parties hereto wish to amend the Credit Agreement as set forth herein;
NOW, THEREFORE, the parties hereto agree as follows:
1.    Amendment. Subject to Section 2 below, the definition of “Consolidated Tangible Net Worth” of Section 1.1, Defined Terms, of the Credit Agreement is amended by inserting the following at the end thereof:
    “(but excluding for the purposes of this calculation (a) any amount included in the Company’s accumulated other comprehensive income or loss related to unrealized gains or losses on available for sale securities and (b) during the period from January 1, 2022, any amount included in net unrealized investment gains or losses, related to unrealized gains or losses on trading securities).”
2.    Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a)The Administrative Agent shall have received a counterpart of this Amendment executed by the Borrowers, the Administrative Agent and the Required Lenders.
(b)The representations and warranties of the Borrowers contained in Section 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the Amendment Effective Date, with the same effect as though made on such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c)No Default has occurred and is continuing or will result from the effectiveness of this Amendment.
3.    Borrower Representations. Each Borrower hereby represents and warrants, on and as of the Amendment Effective Date, that (i) the representations and warranties applicable to such Borrower contained in Section 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the Amendment Effective Date, with the same effect as though made on such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (ii) this Amendment has been duly authorized, executed and delivered by such Borrower and constitutes the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law) and to applicable bankruptcy, insolvency, and similar laws affecting the enforcement of creditors’ rights generally and (iii) no Default shall have occurred and be continuing, both immediately before and after giving effect to the applicable provisions of this Amendment.

4.    Reaffirmation of Loan Documents. Each Borrower agrees that each Loan Document to which it is a party remains in full force and effect and is hereby ratified and confirmed. The amendments provided for herein are limited to the specific sections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or any Lender’s willingness to consent to any action requiring consent under any other provision of the Credit Agreement.

5.    Other. The provisions of Sections 11.5, 11.9, 11.12, 11.13 and 11.20 of the Credit Agreement are incorporated herein by reference as if set forth in full herein, mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
ASPEN INSURANCE HOLDINGS LIMITED, as a Borrower By: __________________________________ Name: Title:
ASPEN BERMUDA LIMITED, as a Borrower By: __________________________________ Name: Title:

ASPEN INSURANCE UK LIMITED, as a Borrower By: __________________________________ Name: Title:
ASPEN (UK) HOLDINGS LIMITED, as a Borrower By: __________________________________ Name: Title:

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

ASPEN SPECIALTY INSURANCE COMPANY, as a Borrower By: __________________________________ Name: Title:

ASPEN U.S. HOLDINGS, INC., as a Borrower By: __________________________________ Name: Title:

ASPEN UNDERWRITING LIMITED, as a Borrower By: __________________________________ Name: Title:

ASPEN AMERICAN INSURANCE COMPANY, as a Borrower By: __________________________________ Name: Title:

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

BARCLAYS BANK PLC, as Administrative Agent and a Lender By: __________________________________ Name: Title: Executed in New York

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

CITIBANK, N.A., as a Lender By: __________________________________ Name: Title:

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender By: __________________________________ Name: Title: By: __________________________________ Name: Title:

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

THE BANK OF NEW YORK MELLON,
as a Lender

By: __________________________________
Name:
Title:

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

LLOYDS BANK CORPORATE MARKET PLC,
as a Lender

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

HSBC BANK USA, N.A.,
as a Lender

By: __________________________________
Name:
Title:

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]